November 18, 1998


 To the Board of Directors of
 Bailard, Biehl & Kaiser International Fund Group, Inc.

 In planning and performing our audits of the financial statements of the Bailard, Biehl & Kaiser International Equity Fund and Bailard, Biehl & Kaiser International Bond Fund (constituting Bailard, Biehl & Kaiser International Fund Group, Inc., hereafter referred to as the "Funds") for the year ended September 30, 1998, we considered their internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control structure.

 The management of the Funds is responsible for establishing and maintaining internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

 Because of inherent limitations in any internal control structure, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

 Our consideration of internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structures, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 1998.

 This report is intended solely for the information and use of management and the Directors of the Funds and the Securities and Exchange Commission.


 PricewaterhouseCoopers LLP